Exhibit 99.1

Press Release

FIRST NATIONAL ANNOUNCES PRICING AND SALE OF PREFERRED STOCK

SPARTANBURG, S.C., July 3/PRNewswire-FirstCall/ — First National Bancshares, Inc. (Nasdaq: FNSC) today announced the sale of 720,000 shares of its 7.25% Series A Noncumulative Perpetual Preferred Stock (the “Preferred Stock”), at $25.00 per share through an underwritten public offering. Keefe, Bruyette & Woods, Inc. served as sole underwriter and manager for the offering. First National has also granted the underwriter a 30-day option to purchase up to an additional 108,000 shares of Preferred Stock at the public offering price, less the underwriting discount, to cover over-allotments.

The net proceeds to First National, after payment of underwriting discounts and other expenses of the offering, will be approximately $16.4 million. First National intends to use the net proceeds for general corporate purposes, which may include, among other things, providing additional capital to its bank subsidiary, First National Bank of the South, to support asset growth and expansion of the bank’s branch network, and repaying a line of credit. The offering is expected to close on July 9, 2007, subject to customary closing conditions contained in the underwriting agreement entered into between the parties.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of such jurisdiction. Shares of these securities may only be offered by means of a prospectus.

Copies of the prospectus relating to this offering may be obtained from Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, NY 10019, Attention: Syndicate Department.

COMPANY HIGHLIGHTS

First National Bancshares, Inc. is a $508-million asset bank holding company based in Spartanburg, South Carolina. Its common stock is traded on the NASDAQ Global Market under the symbol FNSC. It was incorporated in 1999 to conduct general banking business through its wholly-owned bank subsidiary, First National Bank of the South.

First National Bank of the South provides a wide range of financial services to consumer and commercial customers through three operating divisions - the banking division, small business lending division, and the wholesale mortgage lending division. The banking division operates six full-service branches, three in Spartanburg County operating as First National Bank of Spartanburg, and three operating as First National Bank of the South in Charleston, Mount Pleasant and Greenville. First National operates loan production offices in Columbia, Daniel Island and Rock Hill, South Carolina. First National has also received approval from the Office of the Comptroller of the Currency to open its seventh full-service branch to be located at 713 Wade Hampton Boulevard in Greer, South Carolina, with plans to open in the summer of 2007.

First National Bank also operates a small business lending division under the name of First National Business Capital and this division provides small business lending services to customers in the Carolinas and Georgia. First National Bank’s wholesale mortgage lending division provides services to community banks and mortgage brokers across the Southeast from its office on North Main Street in Greenville. In addition to these services, First National offers trust and investment management services to its customers through an alliance with Colonial Trust Company which has offices in Spartanburg and Greenville. Additional information about First National is available online in the Investor Relations section of www.firstnational-online.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, objectives, expectations, performance, events and the like, including statements concerning the expected use of the net proceeds of the offering and the expected closing date of the offering, as well as any other statements that are not historical facts and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, including, but not limited to risks and uncertainties, changes in worldwide and U.S. economic conditions, a downturn in the economy or real estate market, and other factors that materially impact the demand for and pricing of securities and the capital markets generally or that otherwise prevent us from completing the proposed public offering on the terms indicated, and certain other factors discussed in First National’s SEC reports and filings, including, without limitation, under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” For a more detailed description of factors that could cause or contribute to such differences, please see First National’s filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. First National does not intend to and assumes no responsibility for updating or revising any forward-looking statement contained in this press release, whether as a result of new information, future events or otherwise.

Contact:	First National Bancshares, Inc.
Jerry L. Calvert
1-864-594-5690, or cell, 1-864-590-8858
Web site: http://www.firstnational-online.com